Exhibit 10.2

(Bilateral Form) (ISDA Agreements Subject to New York Law Only)

ISDA®
International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

dated as of March 19, 2009

to the

ISDA MASTER AGREEMENT
(1992 – Multicurrency—Cross Border)

dated as of March 19, 2009,

between

THE ROYAL BANK OF SCOTLAND PLC,
a company incorporated under the laws of Scotland
("Party A")

and

FORD CREDIT AUTO OWNER TRUST 2009-A,
a Delaware statutory trust
("Party B")

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows: –

Paragraph 1.                                Interpretation

(a)           Definitions and Inconsistency.  Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b)           Secured Party and Pledgor.  All references in this Annex to the "Secured Party" will be to either party when acting in that capacity and all corresponding references to the "Pledgor" will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Copyright ©1994 by International Swaps and Derivatives Association, Inc.

Paragraph 2.                                Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder.  Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Paragraph 3.                                Credit Support Obligations

(a)           Delivery Amount.  Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor's Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13).  Unless otherwise specified in Paragraph 13, the "Delivery Amount" applicable to the Pledgor for any Valuation Date will equal the amount by which:

(i)         the Credit Support Amount

exceeds

(ii)         the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b)           Return Amount.  Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party's Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13).  Unless otherwise specified in Paragraph 13, the "Return Amount" applicable to the Secured Party for any Valuation Date will equal the amount by which:

(i)         the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

(ii)         the Credit Support Amount.

"Credit Support Amount" means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party's Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

Paragraph 4.                                Conditions Precedent, Transfer Timing, Calculations and Substitutions

(a)           Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

(i)         no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

(ii)         no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b)           Transfer Timing.  Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant

Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c)           Calculations.  All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time.  The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

(d)           Substitutions.

(i)         Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the "Substitute Credit Support"); and

(ii)         subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the "Substitution Date"); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

Paragraph 5.                                Dispute Resolution

If a party (a "Disputing Party") disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

(i)         In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(A)         utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

(B)         calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent's original calculations will be used for that Transaction (or Swap Transaction); and

(C)         utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

(ii)         In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time.  The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

Paragraph 6.                                Holding and Using Posted Collateral

(a)           Care of Posted Collateral.  Without limiting the Secured Party's rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property.  Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b)           Eligibility to Hold Posted Collateral; Custodians.

(i)         General.  Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a "Custodian") to hold Posted Collateral for the Secured Party.  Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor's obligations to make any Transfer will be discharged by making the Transfer to that Custodian.  The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

(ii)         Failure to Satisfy Conditions.  If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

(iii)         Liability.  The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c)           Use of Posted Collateral.  Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

(i)         sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

(ii)         register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d)           Distributions and Interest Amount

(i)         Distributions.  Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

(ii)         Interest Amount.  Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).  The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

Paragraph 7.                                Events of Default

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

(i)         that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

(ii)         that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

(iii)         that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

Paragraph 8.                                Certain Rights and Remedies

(a)           Secured Party's Rights and Remedies.  If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

(i)         all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

(ii)         any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

(iii)         the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(iv)         the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted

Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

(b)           Pledgor's Rights and Remedies.  If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

(i)         the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

(ii)         the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

(iii)         the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

(iv)         to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

(A)         Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(B)         to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c)           Deficiencies and Excess Proceeds.  The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d)           Final Returns.  When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

Paragraph 9.                                Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

(i)         it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

(ii)         it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

(iii)         upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv)         the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

Paragraph 10.                                Expenses

(a)           General.  Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b)           Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party's rights under Paragraph 6(c).

(c)           Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

Paragraph 11.                                Miscellaneous

(a)           Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount.  This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b)           Further Assurances.  Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c)           Further Protection.  The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party's rights under Paragraph 6(c).

(d)           Good Faith and Commercially Reasonable Manner.  Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e)           Demands and Notices.  All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f)           Specifications of Certain Matters.  Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

Paragraph 12.                                Definitions

As used in this Annex:—

"Cash" means the lawful currency of the United States of America.

"Credit Support Amount" has the meaning specified in Paragraph 3.

"Custodian" has the meaning specified in Paragraphs 6(b)(i) and 13.

"Delivery Amount" has the meaning specified in Paragraph 3(a).

"Disputing Party" has the meaning specified in Paragraph 5.

"Distributions" means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c).  Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

"Eligible Collateral" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"Eligible Credit Support" means Eligible Collateral and Other Eligible Support.

"Exposure" means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of "Market Quotation").

"Independent Amount" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"Interest Amount" means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

(x) the amount of that Cash on that day; multiplied by

(y) the Interest Rate in effect for that day; divided by

(z) 360.

"Interest Period" means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted

Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

"Interest Rate" means the rate specified in Paragraph 13.

"Local Business Day," unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

"Minimum Transfer Amount" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"Notification Time" has the meaning specified in Paragraph 13.

"Obligations" means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

"Other Eligible Support" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"Other Posted Support" means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

"Pledgor" means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

"Posted Collateral" means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8.  Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

"Posted Credit Support" means Posted Collateral and Other Posted Support.

"Recalculation Date" means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the "Recalculation Date" means the most recent Valuation Date under Paragraph 3.

"Resolution Time" has the meaning specified in Paragraph 13.

"Return Amount" has the meaning specified in Paragraph 3(b).

"Secured Party" means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

"Specified Condition" means, with respect to a party, any event specified as such for that party in Paragraph 13.

"Substitute Credit Support" has the meaning specified in Paragraph 4(d)(i).

"Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

"Threshold" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"Transfer" means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

(i)           in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii)         in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

(iii)         in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

(iv)         in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

"Valuation Agent" has the meaning specified in Paragraph 13.

"Valuation Date" means each date specified in or otherwise determined pursuant to Paragraph 13.

"Valuation Percentage" means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

"Valuation Time" has the meaning specified in Paragraph 13.

"Value" means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

(i)	Eligible Collateral or Posted Collateral that is:

(A)         Cash, the amount thereof; and

(B)         a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

(ii)	Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

Paragraph 13.                                Elections and Variables

(a)           Security Interest for "Obligations."  The term "Obligations" as used in this Annex includes the following additional obligations:

With respect to Party A: None.
With respect to Party B: None.

(b)           Credit Support Obligations.

(i)         Delivery Amount, Return Amount and Credit Support Amount.

(A)         "Delivery Amount" has the meaning specified in Paragraph 3(a), except that:

(1)           the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" shall be deleted and replaced by the words "not later than the close of business on each Valuation Date";

(2)           the sentence beginning "Unless otherwise specified in Paragraph 13" and ending "(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party." shall be deleted in its entirety and replaced with the following:

"The "Delivery Amount" applicable to the Pledgor for any Valuation Date will equal the greatest of:

(1)	the amount by which (a) the Moody's Credit Support Amount for such Valuation Date exceeds (b) the Moody's Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party;

(2)	the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party; and

(3)	the amount by which (a) the Fitch Credit Support Amount for such Valuation Date exceeds (b) the Fitch Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party."; and

(3)           if, on any Valuation Date, the Delivery Amount equals or exceeds the Pledgor's Minimum Transfer Amount, the Pledgor will Transfer to the Secured Party sufficient Eligible Credit Support to ensure that, immediately following such Transfer, the Delivery Amount shall be zero.

(B)         "Return Amount" has the meaning specified in Paragraph 3(b), except that:

(1)           the sentence beginning "Unless otherwise specified in Paragraph 13" and ending "(ii) the Credit Support Amount." shall be deleted in its entirety and replaced with the following:

"The "Return Amount" applicable to the Secured Party for any Valuation Date will equal the least of:

(1)	the amount by which (a) the Moody's Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the Moody's Credit Support Amount for such Valuation Date;

(2)	the amount by which (a) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date; and

(3)	the amount by which (a) the Fitch Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the Fitch Credit Support Amount for such Valuation Date."; and

(2)           in no event shall the Secured Party be required to Transfer any Posted Credit Support under Paragraph 3(b) if, immediately following such Transfer, the Delivery Amount would be greater than zero.

(C)         The term "Credit Support Amount" shall mean the Moody's Credit Support Amount, the S&P Credit Support Amount and the Fitch Credit Support Amount, as applicable.

                    (D)         For purposes of this Annex, the following terms have the meanings set forth below:

"Moody's Credit Support Amount" means, for any Valuation Date:

(i)
if the Moody's Threshold for such Valuation Date is zero and either (a) the Moody's Second Rating Trigger Requirements do not apply or (b) less than 30 Local Business Days have elapsed since the last time the Moody's Second Rating Trigger Requirements did not apply, an amount in USD equal to the greater of (1) the sum of (a) the Secured Party's Exposure and (b) the aggregate of the Moody's First Trigger Collateral Amounts (as defined below) in respect of such Valuation Date for all Transactions hereunder and (2) zero;

(ii)
if the Moody's Threshold for such Valuation Date is zero and the Moody's Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Moody's Second Rating Trigger Requirements did not apply, an amount in USD equal to the greatest of (1) the sum of (a) the Secured Party's Exposure and (b) the aggregate of the Moody's Second Trigger Collateral Amounts (as defined below) in respect of such Valuation Date for all Transactions hereunder, (2) an aggregate amount equal to the sum of the Next Payments payable by Party A pursuant to each Transaction hereunder in respect of the Next Payment Dates scheduled to occur on or after such Valuation Date and (3) zero; or

(iii)	if the Moody's Threshold for such Valuation Date is infinity, zero.

"Moody's First Trigger Collateral Amount" means, in respect of each Transaction hereunder on any date, an amount in USD equal to the Notional Amount of such Transaction on such date multiplied by the Applicable Percentage set forth in the table in Exhibit A hereto.

"Moody's Second Trigger Collateral Amount" means, in respect of each Transaction hereunder on any date, an amount in USD equal to the Notional Amount of such Transaction on such date multiplied by the Applicable Percentage set forth in the applicable table in Exhibit B hereto.

"Moody's Value" means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent, or in the case of Cash the amount thereof, multiplied by the applicable Moody's Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii)(A).

"Next Payment" means, for each Transaction and each Valuation Date, the greater of (i) the aggregate amount of any payments due to be made by Party A under Section 2(a) in respect of such Transaction on the related Next Payment Date less the aggregate amount of any payments due to be made by Party B under Section 2(a) on such Next Payment Date (any such payments determined based on rates prevailing on such Valuation Date) and (ii) zero.

"Next Payment Date" means, for each Transaction and each Valuation Date, the next date on which a scheduled payment under such Transaction is due to be paid.

"S&P Credit Support Amount" means, for any Valuation Date:

(i)	if the S&P Threshold for such Valuation Date is zero and an S&P First Rating Trigger has been continuing for 10 or more Local Business Days, an amount equal to 125% of the Secured Party's Exposure; or

(ii)	if the S&P Threshold is infinity, zero.

"S&P Value" means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent, or in the case of Cash the amount thereof, multiplied by the applicable S&P Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii)(B).

"Fitch Credit Support Amount" means, for any Valuation Date:

(i)
if the Fitch Threshold for such Valuation Date is zero and a Fitch First Rating Trigger or a Fitch Second Rating Trigger is continuing, an amount in USD equal to the greater of (1) the sum of (a) the Secured Party's Exposure plus (b) the product of the Volatility Buffer for each Transaction hereunder multiplied by the Notional Amount on such Valuation Date of each Transactions hereunder and (2) zero; or

(iii)                 if the Fitch Threshold for such Valuation Date is infinity, zero.

"Fitch Value" means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent, or in the case of Cash the amount thereof, multiplied by the applicable Fitch Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii)(C).

"Volatility Buffer" means the percentage set forth in the following table with respect to any Transaction:

	Weighted Average Life of Hedge in Years
Notes' Rating	1	2	3	4	5	6	7	8	9	10
USD Interest Rate Swaps
AA- or Better	0.6	1.6	2.6	3.4	4.2	4.8	5.5	5.9	6.4	7.0
A+/A	0.3	0.8	1.3	1.7	2.1	2.4	2.8	3.0	3.3	3.6
A-/BBB+	0.2	0.6	1.0	1.3	1.6	1.9	2.1	2.3	2.5	2.7

                                        (ii)         Eligible Collateral.  The following items will qualify as "Eligible Collateral" for the party specified:

With respect to Party A: On any date, the items set forth below (all Eligible Collateral to be denominated in USD).
    With respect to Party B:  None.

(A)           Moody's Valuation Percentage.

Instrument	Moody's First Rating Trigger Requirements	Moody's Second Rating Trigger Requirements
U.S. Dollar Cash	100%	100%
Fixed-Rate Negotiable Treasury Debt Issued by the U.S. Treasury Department with Remaining Maturity:
<1 Year	100%	100%
1 to 2 years	100%	99%
2 to 3 years	100%	98%
3 to 5 years	100%	97%
5 to 7 years	100%	96%
7 to 10 years	100%	94%
10 to 20 years	100%	90%
More than 20 years	100%	88%
Floating-Rate Negotiable Treasury Debt Issued by the U.S. Treasury Department
All Maturities	100%	99%
Fixed-Rate U.S. Agency Debentures with Remaining Maturity:
<1 Year	100%	99%
1 to 2 years	100%	99%
2 to 3 years	100%	98%
3 to 5 years	100%	96%
5 to 7 years	100%	93%
7 to 10 years	100%	93%
10 to 20 years	100%	89%
More than 20 years	100%	87%
Floating-Rate U.S. Agency Debentures
All Maturities	100%	98%

"Moody's Valuation Percentage" means, with respect to a Valuation Date and each instrument in the above table, (i) so long as the Moody's Threshold for such Valuation Date is zero and either (A) the Moody's Second Rating Trigger Requirements do not apply or (B) less than 30 Local Business Days have elapsed since the last time the Moody's Second Rating Trigger Requirements did not apply, the corresponding percentage for such instrument in the column headed "Moody's First Rating Trigger Requirements" or (ii) so long as the Moody's Threshold for such Valuation Date is zero and (A) the Moody's Second Rating Trigger Requirements apply and (B) at least 30 Local Business Days have elapsed since the last time the Moody's Second Rating Trigger Requirements did not apply, the corresponding percentage in the column headed "Moody's Second Rating Trigger Requirements."

(B)           S&P Valuation Percentage.

Instrument	S&P First Rating Trigger
U.S. Dollar Cash	80%
Fixed-Rate Negotiable Treasury Debt Issued by the U.S. Treasury Department with Remaining Maturity:
< 1 year	79.1%
2 to 5 years	78.4%
5 to 7 years	75.0%
7 to 10 years	74.1%
10 to 20 years	72.9%
More than 20 years	70.9%
Fixed-Rate U.S. Agency Debentures with Remaining Maturity:
< 5 years	78.4%
5 to 10 years	74.1%
10 to 20 years	66.1%
More than 20 years	62.3%

"S&P Valuation Percentage" means, with respect to a Valuation Date and each instrument in the above table, so long as the S&P Threshold for such Valuation Date is zero and an S&P First Rating Trigger has been continuing for 10 or more Local Business Days, the corresponding percentage for such instrument in the column headed "S&P First Rating Trigger".

(C)         Fitch Valuation Percentage.

Instrument	Fitch First Rating Trigger	Fitch Second Rating Trigger
U.S. Dollar Cash	100%	100%
Fixed-Rate Negotiable Treasury Debt Issued by the U.S. Treasury Department with Remaining Maturity:
Less than 1 year	97.5%	97.5%
1 to 2 years	91.5%	91.5%
2 to 3 years	91.5%	91.5%
3 to 5 years	91.5%	91.5%
5 to 7 years	86.3%	86.3%
7 to 10 years	86.3%	86.3%
10 to 20 years	79%	79%
Floating-Rate Negotiable Treasury Debt Issued by the U.S. Treasury Department with Remaining Maturity:
All Maturities	(1)	(1)
Fixed-Rate and Floating-Rate U.S. Agency Debentures with Remaining Maturity:
All Maturities	(1)	(1)

(1) Subject to review by Fitch.

"Fitch Valuation Percentage" means, with respect to a Valuation Date and each instrument in the above table, (i) so long as the Fitch Threshold for such Valuation Date is zero and a Fitch Second Rating Trigger has not been continuing for 30 or more calendar days, the corresponding percentage for such instrument in the column headed "Fitch First Rating Trigger" and (ii) so long as the Fitch Threshold for such Valuation Date is zero and a Fitch Second Rating Trigger has been continuing for 30 or more calendar days, the corresponding percentage for such instrument in the column headed "Fitch Second Rating Trigger".

(iii)         Other Eligible Support.  The following items will qualify as "Other Eligible Support" for the party specified:

With respect to Party A: As of the date of this Annex, None; provided, that upon the first Transfer of Eligible Collateral under this Annex, the Pledgor may, at the Pledgor's expense, agree with the relevant Rating Agency (to the extent such Rating Agency is providing a rating for the Notes) as to such Other Eligible Support that the Pledgor may designate, and upon such agreement (as evidenced in writing), Pledgor may designate such Other Eligible Support hereunder.
With respect to Party B: None.

(iv)         Thresholds.

(A)         "Independent Amount" means with respect to Party A:  zero.

"Independent Amount" means with respect to Party B:  zero.

(B)	"Threshold" means with respect to Party A: the Moody's Threshold, the S&P Threshold and the Fitch Threshold, as applicable.
"Threshold" means with respect to Party B: infinity.

"Moody's Threshold" means, with respect to Party A and any Valuation Date, (a) so long as the Moody's First Rating Trigger Requirements apply and either (i) the Moody’s First Rating Trigger Requirements have applied since this Annex was executed or (ii) at least 30 Local Business Days have elapsed since the last time the Moody's First Rating Trigger Requirements did not apply, zero, and (b) at any other time, infinity.

"S&P Threshold" means, with respect to Party A and any Valuation Date, (a) so long as the S&P First Rating Trigger has been continuing for at least 10 Local Business Days, zero and (b) at any other time, infinity.

"Fitch Threshold" means, with respect to Party A and any Valuation Date, (a) either (i) so long as the Fitch First Rating Trigger has been continuing for at least 30 calendar days or since this Annex was executed, or (ii) so long as the Fitch Second Rating Trigger has been continuing for at least 30 calendar days, zero and (b) at any other time, infinity.

(C)         "Minimum Transfer Amount" means with respect to Party A: U.S.$100,000; provided, however, that if the aggregate outstanding principal balance of the Notes rated by S&P is at the time of any transfer less than U.S.$50,000,000, the "Minimum Transfer Amount" shall mean U.S.$50,000; provided, further, however, that at any time Party A is a Defaulting Party, the "Minimum Transfer Amount" shall mean zero.

"Minimum Transfer Amount" means with respect to Party B: U.S.$100,000; provided, however, that at any time Party B is a Defaulting Party, the "Minimum Transfer Amount" shall mean zero.

(D)         Rounding.  The Delivery Amount will be rounded up to the nearest integral multiple of  U.S.$1,000. The Return Amount will be rounded down to the nearest integral multiple of U.S.$1,000.

(c)         Valuation and Timing.

(i)         "Valuation Agent" means Party A in all circumstances.

(ii)         "Valuation Date" means each Local Business Day on which any of the Moody's Threshold, the S&P Threshold or the Fitch Threshold is zero.

(iii)         "Valuation Time" means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Credit Support Amount will, as far as practicable, be made as of approximately the same time on the same date.

(iv)         "Notification Time" means 11:00 a.m., New York time, on a Local Business Day.

(d)           Conditions Precedent and Secured Party's Rights and Remedies.  The following Termination Event(s) will be a "Specified Condition" for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party):  None.

(e)           Substitution.

(i)         "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

(ii)         Consent.  Not applicable.

(f)           Dispute Resolution.

(i)         "Resolution Time" means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii)         Value.  For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date, the Value of the outstanding Posted Credit Support or of any transfer of Eligible Credit Support or Posted Credit Support, as the case may be, will be calculated as follows:

(A)         with respect to any Eligible Credit Support or Posted Credit Support comprising securities ("Securities") the sum of (a)(x) the last bid price on such date for such Securities on the principal national securities exchange on which such Securities are listed, multiplied by the applicable Valuation Percentage; or (y) where any Securities are not listed on a national securities exchange, the bid price for such Securities quoted as at the close of business on such date by any principal market maker (which shall not be and shall be independent from the Valuation Agent) for such Securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage; or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available, multiplied by the applicable Valuation Percentage; plus (b) the accrued interest where applicable on such Securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date; and

(B)         with respect to any Cash, the amount thereof in U.S. dollars.

(iii)         Alternative.  The provisions of Paragraph 5 will apply.

(g)           Holding and Using Posted Collateral.

(i)         Eligibility to Hold Posted Collateral; Custodians. A Custodian of Party B will be entitled to hold Posted Collateral on behalf of Party B pursuant to Paragraph 6; provided that such Custodian has a short term rating of at least "A-1" by S&P.  Party B's Custodian is the Indenture Trustee for Party B.  Initially,

the Custodian for Party B is The Bank of New York Mellon.  If at any time the Custodian's short term rating by S&P falls below "A-1", Party B will within 60 days replace such Custodian with a new Custodian having a short term rating of "A-1" or better by S&P.

(ii)          Hedge Counterparty Collateral Account.  The Posted Collateral will be held in the Hedge Counterparty Collateral Account, which initially will be account number 235769, in the name "The Bank of New York Mellon, as Indenture Trustee, as secured party for Ford Credit Auto Owner Trust 2009-A," at the corporate trust department of The Bank of New York Mellon in the state of New York.  The security interest of the Collateral Agent in such account or any other account in which Posted Collateral will be maintained will be perfected by the Collateral Agent by control pursuant to §8-106 of the Uniform Commercial Code.  Party A consents to The Bank of New York Mellon as securities intermediary entering into an agreement establishing such control under §8-106(d)(2) of the UCC.

(iii)         Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B; provided, however, that if Party A delivers Posted Collateral in book-entry form, then Paragraph 6(c)(ii) will apply to Party B and its Custodian, and Party B and its Custodian shall have the rights specified in Paragraph 6(c)(ii).

(h)           Distributions and Interest Amount.

(i)         Interest Rate.  The "Interest Rate" will be the actual rate of interest earned by the Secured Party in respect of the portion of the Posted Credit Support comprised of Cash.

(ii)         Transfer of Interest Amount.  The transfer of the Interest Amount will be made on the date on which a scheduled payment is due under a Transaction and on any other Local Business Day on which Posted Credit Support in the form of Cash is transferred to the Pledgor pursuant to Paragraph 3(b), in each case to the extent that a Delivery Amount would not be created or increased by that transfer; provided that Party B shall not be obliged to so transfer any Interest Amount unless and until it has earned and received such interest.

(iii)         Alternative to Interest Amount.  The provisions of Paragraph 6(d)(ii) will apply.

(iv)         "Distributions" means, with respect to any Eligible Credit Support comprised in the Posted Credit Support consisting of securities, all principal, interest and other payments and distributions of cash or other property to which a holder of securities of the same type, nominal value, description and amount as such Eligible Credit Support would have received from time to time.

(v)         "Distribution Date" means, with respect to any Eligible Credit Support comprised in the Posted Credit Support other than Cash, each date on which a holder of such Eligible Credit Support would have received Distributions or, if that date is not a Local Business Day, the next following Local Business Day.

(i)           Additional Representation(s).

Party A represents to Party B (which representation will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that no consent, approval or other authorization of any governmental authority is required in connection with the Transfer of Eligible Collateral hereunder.

There are no additional representations by Party B.

(j)           Other Eligible Support and Other Posted Support.

(i)         "Value" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time.

(ii)         "Transfer" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time.

(k)           Demands and Notices.  All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, and:

(i)         shall be given to or made at the following addresses:

If to Party A:

The Royal Bank of Scotland plc
c/o RBS Financial Markets, Level 4,
135 Bishopsgate, London, EC2M 3UR
Attn: Swaps Administration
Tel: 020 7085 5000
Fax: 020 7085 5050

If to Party B:   The addresses set forth in the Schedule,

or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this subparagraph) to the other party; and

(ii)         shall be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(l)           Addresses for Transfers.

Party A:  To be notified to Party B by Party A at the time of the request for the transfer.
Party B:  To be notified to Party A by Party B upon request by Party A.

(m)           Other Provisions.

(i)         Actions Hereunder.  Either party may take any actions hereunder, including liquidation rights, through the Custodian, or any successor, as agent for Party B.

(ii)         Transfer Timing.  Paragraph 4(b) is hereby amended by the insertion of the words "(i) in respect of a Transfer pursuant to Paragraph 3(b)," immediately prior to the words "if a demand for" and the insertion of the words "; and (ii) in respect of a Transfer pursuant to Paragraph 3(a), the relevant Transfer will be made not later than the close of business on the Valuation Date" immediately prior to the period.

(iii)         Event of Default.  Paragraph 7 shall be deleted and replaced in its entirety by the following:

"For the purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default in relation to all Transactions will exist with respect to a party if that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral, any Distributions or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Day after the notice of that failure is given to that party; provided, that any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under this Annex will only be an Event of Default if (A) at least 30 Local Business Days have elapsed since the last time the Moody's Second Rating Trigger Requirements did not apply, (B) an S&P First Rating Trigger has occurred and been continuing for 10 or more Local Business Days or (C) a Fitch Second Rating Trigger has occurred and been continuing for 30 or more calendar days (it being understood that such failure may still constitute an Additional Termination Event if so specified in this Agreement); and provided, further, notwithstanding the foregoing, nothing in this Paragraph 7 will apply to cause any Event of Default to exist with respect to Party B except in respect of Party B's obligations under Party 3(b) of this Annex.".

(iv)         Costs of Transfer on Exchange.  Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer of Eligible Credit Support either from the Pledgor to the Secured Party or from the Secured Party to the Pledgor.

(v)         Cumulative Rights.  The rights, powers and remedies of the Secured Party under this Annex shall be in addition to all rights, powers and remedies given to the Secured Party by the Agreement or by virtue of any statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Secured Party in the Posted Credit Support created pursuant to this Annex.

(vi)         Single Pledgor and Single Secured Party.  For the avoidance of doubt Party A shall always be the Pledgor and Party B shall always be the Secured Party.

(vii)         "Exposure" has the meaning specified in Paragraph 12, except that after the word "Agreement" the words "(assuming, for this purpose only, that Part 1(k) of the Schedule is deleted)" shall be inserted.

(viii)           Additional Defined Terms. Capitalized terms used but not defined in this Annex have the meanings assigned to them in the Agreement and the Schedule thereto.  In the event of any inconsistency between the provisions of this Annex and the provisions in the Agreement or the Schedule thereto, this Annex will prevail.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

THE ROYAL BANK OF SCOTLAND PLC By: GREENWICH CAPITAL MARKETS, INC., its agent By: /s/ David E. Wagner Name: David E. Wagner Title: Managing Director	FORD CREDIT AUTO OWNER TRUST 2009-A By: U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee By: /s/ Nicole Poole Name: Nicole Poole Title: Vice President

Copyright ©1994 by International Swaps and Derivatives Association, Inc.

EXHIBIT A

MOODY'S FIRST TRIGGER COLLATERAL AMOUNT
APPLICABLE PERCENTAGES

Weighted Average Life of Hedge in Years	Interest Rate Hedges	Currency Hedges
	Valuation Dates:
	Daily	Daily
1 year or less	0.15%	1.10%
2 years or less but greater than 1 year	0.30%	1.20%
3 years or less but greater than 2 years	0.40%	1.30%
4 years or less but greater than 3 years	0.60%	1.40%
5 years or less but greater than 4 years	0.70%	1.50%
6 years or less but greater than 5 years	0.80%	1.60%
7 years or less but greater than 6 years	1.00%	1.60%
8 years or less but greater than 7 years	1.10%	1.70%
9 years or less but greater than 8 years	1.20%	1.80%
10 years or less but greater than 9 years	1.30%	1.90%
11 years or less but greater than 10 years	1.40%	1.90%
12 years or less but greater than 11 years	1.50%	2.00%
13 years or less but greater than 12 years	1.60%	2.10%
14 years or less but greater than 13 years	1.70%	2.10%
15 years or less but greater than 14 years	1.80%	2.20%
16 years or less but greater than 15 years	1.90%	2.30%
17 years or less but greater than 16 years	2.00%	2.30%
18 years or less but greater than 17 years	2.00%	2.40%
19 years or less but greater than 18 years	2.00%	2.40%
20 years or less but greater than 19 years	2.00%	2.50%
21 years or less but greater than 20 years	2.00%	2.50%
22 years or less but greater than 21 years	2.00%	2.50%
23 years or less but greater than 22 years	2.00%	2.50%
24 years or less but greater than 23 years	2.00%	2.50%

25 years or less but greater than 24 years	2.00%	2.50%
26 years or less but greater than 25 years	2.00%	2.50%
27 years or less but greater than 26 years	2.00%	2.50%
28 years or less but greater than 27 years	2.00%	2.50%
29 years or less but greater than 28 years	2.00%	2.50%
Greater than 29 years	2.00%	2.50%

EXHIBIT B

MOODY'S SECOND TRIGGER COLLATERAL AMOUNT
APPLICABLE PERCENTAGES

For Transactions that are not Transaction-Specific Hedges.

"Transaction-Specific Hedge" means any Transaction that is a cap, floor or swaption, or a Transaction in respect of which (x) the notional amount of the swap is "balance guaranteed" or (y) the notional amount of the swap for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

Weighted Average Life of Hedge in Years	Interest Rate Hedges	Currency Hedges
	Valuation Dates:
	Daily	Daily
1 year or less	0.50%	6.10%
2 years or less but greater than 1 year	1.00%	6.30%
3 years or less but greater than 2 years	1.50%	6.40%
4 years or less but greater than 3 years	1.90%	6.60%
5 years or less but greater than 4 years	2.40%	6.70%
6 years or less but greater than 5 years	2.80%	6.80%
7 years or less but greater than 6 years	3.20%	7.00%
8 years or less but greater than 7 years	3.60%	7.10%
9 years or less but greater than 8 years	4.00%	7.20%
10 years or less but greater than 9 years	4.40%	7.30%
11 years or less but greater than 10 years	4.70%	7.40%
12 years or less but greater than 11 years	5.00%	7.50%
13 years or less but greater than 12 years	5.40%	7.60%
14 years or less but greater than 13 years	5.70%	7.70%
15 years or less but greater than 14 years	6.00%	7.80%
16 years or less but greater than 15 years	6.30%	7.90%
17 years or less but greater than 16 years	6.60%	8.00%
18 years or less but greater than 17 years	6.90%	8.10%
19 years or less but greater than 18 years	7.20%	8.20%
20 years or less but greater than 19 years	7.50%	8.20%
21 years or less but greater than 20 years	7.80%	8.30%

22 years or less but greater than 21 years	8.00%	8.40%
23 years or less but greater than 22 years	8.00%	8.50%
24 years or less but greater than 23 years	8.00%	8.60%
25 years or less but greater than 24 years	8.00%	8.60%
26 years or less but greater than 25 years	8.00%	8.70%
27 years or less but greater than 26 years	8.00%	8.80%
28 years or less but greater than 27 years	8.00%	8.80%
29 years or less but greater than 28 years	8.00%	8.90%
Greater than 29 years	8.00%	8.90%

For Transactions that are Transaction-Specific Hedges.

Weighted Average Life of Hedge in Years	Interest Rate Hedges	Currency Hedges
	Valuation Dates:
	Daily	Daily
1 year or less	0.65%	6.30%
2 years or less but greater than 1 year	1.30%	6.60%
3 years or less but greater than 2 years	1.90%	6.90%
4 years or less but greater than 3 years	2.50%	7.10%
5 years or less but greater than 4 years	3.10%	7.40%
6 years or less but greater than 5 years	3.60%	7.70%
7 years or less but greater than 6 years	4.20%	7.90%
8 years or less but greater than 7 years	4.70%	8.20%
9 years or less but greater than 8 years	5.20%	8.40%
10 years or less but greater than 9 years	5.70%	8.60%
11 years or less but greater than 10 years	6.10%	8.80%
12 years or less but greater than 11 years	6.50%	9.00%
13 years or less but greater than 12 years	7.00%	9.20%
14 years or less but greater than 13 years	7.40%	9.40%
15 years or less but greater than 14 years	7.80%	9.60%
16 years or less but greater than 15 years	8.20%	9.80%
17 years or less but greater than 16 years	8.60%	10.00%
18 years or less but greater than 17 years	9.00%	10.10%
19 years or less but greater than 18 years	9.40%	10.30%
20 years or less but greater than 19 years	9.70%	10.50%

21 years or less but greater than 20 years	10.00%	10.70%
22 years or less but greater than 21 years	10.00%	10.80%
23 years or less but greater than 22 years	10.00%	11.00%
24 years or less but greater than 23 years	10.00%	11.00%
25 years or less but greater than 24 years	10.00%	11.00%
26 years or less but greater than 25 years	10.00%	11.00%
27 years or less but greater than 26 years	10.00%	11.00%
28 years or less but greater than 27 years	10.00%	11.00%
29 years or less but greater than 28 years	10.00%	11.00%
Greater than 29 years	10.00%	11.00%